Exhibit 5.1

May 27, 2026

Lumen Technologies, Inc.

100 CenturyLink Drive

Monroe, Louisiana 71203

Ladies and Gentlemen:

We have acted as Louisiana counsel to Lumen Technologies, Inc., a Louisiana corporation (the “Company”), in connection with the filing of the Company’s registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended, of an aggregate 45,600,000 shares of common stock of the Company, no par value per share (the “Common Stock”), to be issued under the Company’s Amended and Restated 2024 Equity Incentive Plan (the “Plan”), which is filed as Exhibit 99.1 to the Registration Statement.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement.

Sincerely,

/s/ JONES WALKER LLP

JONES WALKER LLP

201 St. Charles Avenue | New Orleans, LA 70170-5100 | T: 504.582.8000 | F: 504.582.8583 | joneswalker.com